UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2023

CPS TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16088	04-2832509
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

111 South Worcester Street
Norton, MA		02766
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 222-0614

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CPSH	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2023, CPS Technologies Corp. (the Company”) issued a press release announcing that it has appointed Brian Mackey, 53, as President and Chief Executive Officer of the Company, effective as of August 14, 2023. A copy of the press release is filed herewith as Exhibit 99.1.

Prior to joining the Company, Mr. Mackey served as the Chief Executive Officer of Engi-Mat Co. in Lexington, Kentucky since 2018. Engi-Mat develops and produces metal oxide and ceramic nanomaterials for diverse manufacturing customers. Previously, Mr. Mackey served as the General Manager of the Synchrony Business Unit of Dresser-Rand/Siemens, in Salem, Virginia, a company that develops and manufactures advanced magnetic bearing systems for high-speed rotating machinery. Mr. Mackey originally joined Synchrony, Inc. as Chief Operating Officer, a position he held until the company was acquired by Dresser-Rand in 2012. Prior to his position with Synchrony, Mr. Mackey served as an officer in the U.S. Army Corps of Engineers at Fort Bragg, North Carolina, holding certifications including Senior Parachutist and Ranger. Mr. Mackey holds a B.S. in Engineering from the United States Military Academy and an MBA from the University of Pennsylvania’s Wharton School.

In connection with Mr. Mackey’s appointment as President and Chief Executive Officer of the Company, the Company entered into an employment offer letter (the “Offer Letter”) with Mr. Mackey setting forth the terms of his employment and compensation. In accordance with the Officer Letter, Mr. Mackey will receive an annual base salary of $300,000 and will be eligible to receive an annual bonus in an amount up to 60% of his base salary, which annual bonus will be determined as follows: 40% of the bonus will be based on Company revenues; 40% of the bonus will be based on Company operating profit; and 20% of the bonus will be based on performance against personal objectives that will be mutually agreed upon by Mr. Mackey and the Board. Mr. Mackey will also receive a $40,000 lump sum payment for relocation expenses. Subject to the terms and conditions of the Company’s 2020 Equity Incentive Plan and the applicable forms and awards thereunder, and further subject to the approval of the Compensation Committee of the Board, Mr. Mackey will also receive an option to purchase up to 200,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the grant date. The options will have a term of 10 years and will vest over a five-year period from the date of grant, provided that Mr. Mackey is employed by the Company on each applicable vesting date.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)                  Exhibits

Exhibit	Description
10.1	Offer Letter, dated June 24, 2023, by and between CPS Technologies Corp. and Brian Mackey
99.1	Press Release, dated July 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPS TECHNOLOGIES CORP.

Date: July 21, 2023	By:	/s/ Charles K. Griffith, Jr.
Name: Charles K. Griffith, Jr.
Title: Chief Financial Officer and Acting President and Chief Executive Officer